UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2020

SUNESIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51531	94-3295878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

395 Oyster Point Boulevard, Suite 400 South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 266-3500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	SNSS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On July 29, 2020, Sunesis Pharmaceuticals, Inc., or Sunesis, entered into an underwriting agreement, an Underwriting Agreement, with Oppenheimer & Co. Inc., or the Underwriter.  The Underwriting Agreement relates to the offering and sale of 52,173,913 shares of Sunesis’ common stock, or the Offering. The purchase price of each share of common stock to be paid by the Underwriter is $0.2162 and the price to the public is $0.23 per share. The Offering is expected to result in gross proceeds to Sunesis of approximately $12 million.

Under the terms of the Underwriting Agreement, Sunesis also granted the Underwriter an option exercisable for 30 days to purchase up to an additional 7,826,086 shares of common stock at the public offering price, less underwriting discounts and commissions.

The Offering is being made pursuant to an effective shelf registration statement on Form S-3 (Registration No. 333-218607), including the prospectus dated November 21, 2017 contained therein, as the same has been supplemented.

The Offering is expected to close on July 31, 2020, subject to customary closing conditions. The Underwriting Agreement contains customary representations, warranties and agreements by Sunesis, customary conditions to closing, indemnification obligations of Sunesis and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties. Subject to certain exceptions, Sunesis and all of Sunesis’ directors and executive officers also agreed to not sell or transfer any common stock for 90 days after July 29, 2020 without first obtaining the consent of Oppenheimer & Co. Inc.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement qualified in its entirety by reference to such exhibit. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the shares of common stock in the Offering is attached as Exhibit 5.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement relating to the Offering, dated July 29, 2020

5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNESIS PHARMACEUTICALS, INC.

Dated: July 30, 2020	By:	/s/ Dayton Misfeldt
Dayton Misfeldt
Interim Chief Executive Officer (Principal Executive and Principal Financial Officer)